UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 26, 2010
COMPASS DIVERSIFIED HOLDINGS
(Exact name of registrant as specified in its charter)

Delaware	0-51937	57-6218917
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification
of incorporation)		No.)
COMPASS GROUP DIVERSIFIED
HOLDINGS LLC
(Exact name of registrant as specified in its charter)

Delaware	0-51938	20-3812051
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification
of incorporation)		No.)
Sixty One Wilton Road
Second Floor
Westport, CT 06880
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (203) 221-1703
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 Corporate Governance and Management
Item 5.07 Submission of Matters to a Vote of Security Holders
     On May 26, 2010, Compass Diversified Holdings and Compass Group Diversified Holdings LLC (NASDAQ: CODI) (collectively “CODI”) held their 2010 Annual Meeting of Shareholders ( the “Annual Meeting”), at the Doubletree Hotel, 789 Connecticut Avenue, Norwalk, Connecticut 06854. A total of 36,625,000 shares of the Company’s common stock were entitled to vote as of March 30, 2010, the record date for the Annual Meeting. There were 31,990,859 shares present in person or by proxy at the Annual Meeting, at which the stockholders were asked to vote on two (2) proposals. Set forth below are the matters acted upon by the shareholders, and the final voting results of each such proposal.
Proposal 1. Election of Directors
With respect to the election of the following nominees as Directors of the Company to hold office for a three-year term, ending at the 2013 Annual Meeting:

		Shares Voted		Broker Non-
	For	Withheld	Abstain	Votes
Harold S. Edwards	21,463,605	1,467,540	—	9,059,714
Mark H. Lazarus	22,810,678	120,467	—	9,059,714
Based on the votes set forth above, each of the nominees set forth above were duly elected to serve as Directors of the Company for a three-year term, ending at the 2013 Annual Meeting.
Proposal 2. Ratification of Selection of Independent Auditor
The ratification of the appointment of Grant Thornton LLP as independent auditor for the Company and the Trust for the fiscal year ending December 31, 2010 received the following votes:

For	Against	Abstain	Broker Non-Votes
31,884,241	61,654	44,964	—
Based on the votes set forth above, the ratification of the appointment of Grant Thornton LLP as the independent auditor for the Company and the Trust to serve for 2010 was duly ratified by the stockholders.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2010	COMPASS DIVERSIFIED HOLDINGS
	By:	/s/ James J. Bottiglieri
James J. Bottiglieri
Regular Trustee

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2010	COMPASS GROUP DIVERSIFIED HOLDINGS LLC
	By:	/s/ James J. Bottiglieri
James J. Bottiglieri
Chief Financial Officer